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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-197922),

  (2)
  Registration Statement (Form S-8 No. 333-194323) pertaining to the 2013 Long Term Incentive Plan, and the Inducement Stock Option Award, and

  (3)
  Registration Statement (Form S-8 No. 333-189962) pertaining to the 2013 Long Term Incentive Plan, the 2013 Stock Incentive Plan, the 2009 Equity and Long Term Incentive Plan, as amended, and the 1998 Employee, Director and Consultant Stock Option Plan, as amended of PTC Therapeutics, Inc.

of our report dated March 2, 2015, with respect to the financial statements of PTC Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey
March 2, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM